SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   FORM 8-A/A
                                 Amendment No. 2
          To Registration Statement on Form 8-A, dated October 15, 1991


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                PREMIUMWEAR, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                41-0429620
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer/Identification No.)


          5500 Feltl Road
        Minnetonka, Minnesota                               55343
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered
         -------------------             ------------------------------

      Common Stock, $.01 par value       New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities to be registered pursuant to Section 12(g) of the Act:  None.

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A dated October 15, 1991, as amended on October 24, 1991, for the registration of the registrant's common stock, par value $.01 per share ("Common Stock"):

Item 1.  Description of Registrant's Securities to be Registered.

         Item 1 is hereby amended as follows:

         In connection with the Purchase and Sale Agreement entered into by the Company and Supreme International Corporation dated May 22, 1996 and described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 1996, the shareholders of the Company approved an amendment to the Company's Certificate of Incorporation changing the Company's name to "PremiumWear, Inc." The name change became effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State on September 6, 1996.

         The current transfer agent and registrar for the Common Stock is Norwest Bank National Association, St. Paul, Minnesota.

Item 2.  Exhibits.

         Item 2 is hereby amended by adding the following exhibit attached hereto:

         Exhibit 2.3 - Certificate of Amendment of Certificate of Incorporation
                       filed with the Delaware Secretary of State on September 6, 1996.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        PREMIUMWEAR, INC.

Dated: July 16, 1999

                                        By  /s/ JAMES S. BURY
                                           -------------------------------------
                                        James S. Bury, Vice President - Finance


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